Exhibit 99.1

Pursuant to the Florida Supreme Court's July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of December 31, 2012, Liggett and/or the Company are named in 5,037 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 6,215 plaintiffs. The total number of state court cases may increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 12. Contingencies.”

(i)	Engle Progeny Cases with trial dates through December 31, 2013.

Banks v. R.J. Reynolds, et al., Case No. 08-026337, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 07/01/13 - 09/20/13.

Brown, B. v. R.J. Reynolds, et al., Case No. 2007-CA-2907, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/03/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as the back-up case to H. Brown starting 09/16/13.

Brown, H. v. R.J. Reynolds, et al., Case No. 2007-CA-2855, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 11/28/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as the back-up case to Thibault which is scheduled to start trial on 05/27/13.  If it is not reached on that date, it is the number one case scheduled for trial starting 09/16/13.

Cochran v. R.J. Reynolds, et al., Case No. 01-08-CA-3705, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/10/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 11/04/13.

Cohen, D. v. R.J. Reynolds, et al., Case No. 09-004042-AI, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/04/13.

Dick v. R.J. Reynolds, et al., Case No. 01-2008-CA-3710, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/11/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  Liggett is the only remaining defendant. The case is scheduled for trial starting 05/05/13.

Edwards v. R.J. Reynolds, et al., Case No. 01-08-CA-3840, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/18/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 07/08/13.

Fazekas v. R.J. Reynolds, et al., Case No. 3:09-cv-13697, United States District Court for the Middle District of Florida, Jacksonville Division (case filed 02/12/12).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 03/11/13.

Gore v. R.J. Reynolds, et al., Case No. 2008-10052, Circuit Court of the 19th Judicial Circuit, Indian River County (case filed 01/08/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 07/22/13.

Graham v. R.J. Reynolds, et al., Case No. 3:09-cv-13602, United States District Court for the Middle District of Florida, Jacksonville Division (case filed 02/12/12).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 03/25/13.

Kemp v. R.J. Reynolds, et al., Case No. 2010-CA-3072, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 10/26/10).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/01/13.

Lavigne v. R.J. Reynolds, et al., Case No. 01-08-CA-3258, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 06/13/08).  Two individuals suing.  The case is scheduled for trial starting 11/04/13.

McGettrick v. R.J. Reynolds, et al., Case No. 01-08-CA-3115, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 06/09/08).  Two individuals suing.  The case is scheduled for trial starting 09/09/13.

McKeehan v. R.J. Reynolds, et al., Case No. 01-08-CA-3840, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/10/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/07/13.

Mehlenbacher v. R.J. Reynolds, et al., Case No. 01-08-CA-3123, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 06/09/08).  Two individuals suing.  The case is scheduled for trial starting 12/02/13.

Moyer v. R.J. Reynolds, et al., Case No. 08-026337, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/09/08).  One individual suing.  The case is scheduled for the trial period of 07/01/13 - 09/20/13.

O'Hara v. R.J. Reynolds, et al., Case No. 2007-CA-3065, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/18/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 07/22/13.

Pasko v. R.J. Reynolds, et al., Case No. 01-08-CA-3257, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 06/13/08).  Two individuals suing.  The case is scheduled for trial starting 07/08/13.

Rawls v. R.J. Reynolds, et al., Case No. 01-07-CA-5247, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/19/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/09/13.

Rice v. R.J. Reynolds, et al., Case No. 50 2009 CA 004013, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  One individual suing.  The case is scheduled for trial starting 09/30/13.

Rizzuto v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Hernando County (case filed 05/21/08). The case is scheduled for trial starting 04/08/13.

Schroll v. R.J. Reynolds, et al., Case No. 01-08-CA-3707, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/10/08).  Two individuals suing.  The case is scheduled for trial starting 08/05/13.

Searcy v. R.J. Reynolds, et al., Case No. 3:09-cv-13723, United States District Court for the Middle District of Florida, Jacksonville Division (case filed 02/12/12).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/22/13.

Tillman v. R.J. Reynolds, et al., Case No. 01-08-CA-3123, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/21/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 12/02/13.

Walton v. R.J. Reynolds, et al., Case No. 01-08-CA-3718, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/04/13.

Wendel v. R.J. Reynolds, et al., Case No. 10-54813, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 10/12/10). The case is scheduled for trial starting 04/29/13.

Wolfe v. R.J. Reynolds, et al., Case No. 01-08-CA-3715, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/10/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 08/05/13.

(ii)	Post-Trial Engle Progeny Cases.

Buchanan v. R.J. Reynolds, et al., Case No. 2007-CA-3565, Circuit Court of the 2nd Judicial Circuit, Leon County (case filed 12/17/07). This was a wrongful death action which proceeded to jury trial in November 2012. On December 7, 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,500,000. The jury appointed fault as follows: decedent - 26%, Philip Morris - 37% and Liggett - 37% ($2,035,000). Plaintiff seeks entry of a joint and several final judgment. Post-trial motions were argued on January 16, 2013. A decision in pending.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the17th Judicial Circuit, Broward County (case filed 05/15/08). This was a wrongful death action which proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000.  The jury apportioned fault as follows: decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,947,500).  In August 2012, a joint and several judgment for compensatory damages of $16,100,000 was entered against all of the defendants, plus interest, and an order of entitlement to attorneys' fees and costs was also entered against the defendants. In addition, judgment was entered against Liggett for $7,600,000 in punitive damages. In September 2012, the defendants filed a notice of appeal. The plaintiffs filed a notice of cross-appeal. Briefing is underway.

Campbell v. R.J. Reynolds., et al., Case No. 2008-CA-2147, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 07/08/08). This was a wrongful death action which proceeded to jury trial in July 2009.  In August 2009, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $7,800,000.  The jury apportioned fault as follows: plaintiff - 57%, R.J. Reynolds - 39%, Philip Morris - 2%, and Liggett - 2% ($156,000).  No punitive damages were awarded against Liggett. In March 2011, the judgment was affirmed by the First District Court of Appeal. In March 2011, defendants moved the First District Court of Appeal to certify the case as one of great public importance. In May 2011, the court denied the motion. Defendants sought discretionary review by the Florida Supreme Court which was denied in July 2011. In December 2011, Defendants filed petitions for writ of certiorari to the United States Supreme Court. In March 2012, the United States Supreme Court declined review. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial. Liggett satisfied the judgment and paid its share of trial level legal fees in April 2012. The parties reached a confidential settlement agreement regarding appellate legal fees, which were paid by Liggett in May 2012. Defendants have taken further appeal regarding the manner in which the court calculated interest on the final judgment. Oral argument occurred on February 13, 2013. A decision is pending.

Clay v. R.J. Reynolds, et al., Case No. 2007-CA-003020, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action which proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $3,490,000. The jury apportioned fault as follows: plaintiff - 30%, R.J. Reynolds - 60% and Liggett - 10% ($349,000). The jury found Liggett liable for $1,000,000 in punitive damages. The judgment was affirmed by the First District Court of Appeal. The defendants sought review by the United States Supreme Court which was denied. Liggett satisfied the judgment in December 2012. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial. Post-trial attorneys' fees have yet to be determined.

Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/07). This was a wrongful death action which proceeded to jury trial in March 2010. In March 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,000,000. The jury apportioned fault as follows: plaintiff - 50%, Liggett - 27% ($1,350,000), Philip Morris - 18% and R.J. Reynolds - 5%. Plaintiff did not seek punitive damages. In March 2012, the judgment was affirmed by the Second District Court of Appeal. The court, however, certified the question of the constitutionality of the Engle findings as a question of great public importance. On May 15, 2012, the Florida Supreme Court agreed to review the case. Oral argument occurred on September 6, 2012. A decision is pending. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a wrongful death action which proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: plaintiff - 35%, Liggett - 20% ($3,008,138), R.J. Reynolds - 30% and Philip Morris - 15%. No punitive damages were awarded against Liggett. Defendants appealed the final judgment to the Fourth District Court of Appeal. Oral argument occurred on September 27, 2012. A decision is pending. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding.

Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/14/08). This was a wrongful death action which proceeded to jury trial in March 2011. In April 2011, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $4,500,000. The jury apportioned damages as follows: plaintiff - 45%, Philip Morris - 45%, Liggett - 5% ($225,000) and Lorillard - 5%. No punitive damages were awarded. Defendants appealed the final judgment to the Fourth District Court of Appeal. Briefing is complete.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action which proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: plaintiff - 50%, R.J. Reynolds - 30%, Philip Morris - 10%, Lorillard - 9.9% and Liggett - 0.1% ($1,000). Philip Morris and Lorillard were dismissed from the case before trial. No punitive damages were awarded against Liggett. A joint and several judgment was entered against RJR and Liggett for $487,000. Post-trial motions were denied. Defendants appealed the final judgment to the First District Court of Appeal. The plaintiff filed a notice of cross-appeal. Briefing is underway. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award.

B. Other Individual Cases.

Bagshaw v. R.J. Reynolds, et al., Case No. 06-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/01/06). One individual suing.

Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435 (AB), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 09/24/09). Two individuals suing.

Brown, E. v. Brown & Williamson Tobacco Co., et al., Case No. 05-CA-004822, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/03/05). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Brown, J. v. R.J. Reynolds, et al., Case No. 05-CA-000790, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/26/05). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 08/25/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Cagle v. Philip Morris USA Inc., et al., Case No. 02-CA-010718, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/13/02). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Calhoun v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007970, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/27/02). Three individuals suing on behalf of the estate and survivors of a deceased smoker.

Coffey v. Brown & Williamson Tobacco Co., et al., Case No. 01-CA-009935, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/14/01). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Colic v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-010844, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/18/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cotto v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-000748, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/22/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing.

Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/11/03). An individual sued on behalf of the estate and survivors of a deceased smoker. Liggett was the sole defendant in this action. Trial concluded in February 2009 and a judgment for plaintiff was entered in the amount of $815,972. Liggett satisfied the judgment in March 2011. In September 2010, the court awarded plaintiff legal fees of $996,000. The plaintiff appealed the amount of the attorneys' fee award and in December 2012, the award was affirmed. Liggett paid the attorneys' fee award in January 2013.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Garcia v. R.J. Reynolds, et al., Case No. 05-CA-004159, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/11/05). One individual suing.

Grant v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-002673, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/17/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker. In addition to Liggett, Vector Tobacco Inc. was named as a defendant. Defendants filed a motion to dismiss the complaint. A hearing has not been scheduled.

Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 11/21/08). Two individuals suing.

Hearne v. R.J. Reynolds, et al., Case No. 06-CA-000550, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/20/06). One individual suing.

Hecker v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-009336, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/07/03). One individual suing.

Hutto v. R.J. Reynolds, et al., Case No. 05-CA-002552, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/22/05). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.

Lewis v. R.J. Reynolds, et al., Case No. 05-CA-002167, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/09/05). One individual suing.

McBride v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-005085, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/04/02). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

McDonald v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004767, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/04/09).  Two individuals suing.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Morgan v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007084, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/02/02). One individual suing on behalf of the estate and survivors of a deceased smoker.

Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/06/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Quinn v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing.

Schuman v. R.J. Reynolds, et al., Case No. 04-CA-009409, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/18/04). One individual suing on behalf of the estate and survivors of a deceased smoker.

Shaw v. R.J. Reynolds, et al., Case No. 05-CA-002863, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/30/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Sheehan v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/01). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Shirah v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-001589, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 02/13/03). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 06/26/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Spry v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Volusia County (case filed 07/27/06). Two individuals suing.

Stafford v. Brown & Williamson Tobacco Co., et al., Case No. 97-CA-007732, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 11/14/97). One individual suing on behalf of the estate and survivors of a deceased smoker.

Swindells v. R.J. Reynolds, et al., Case No. 06-CA-007837, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/01/06). One individual suing.

Ward v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-008480, Hillsborough County (case filed 09/11/03). One individual suing.

Weldon v. R.J. Reynolds, et al., Case No. 04-CA-002530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/15/04). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Williams v. R.J. Reynolds, et al., Case No. 06-CA-007430, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/22/06). One individual suing on behalf of the estate and survivors of a deceased smoker.

Witt v. Brown & Williamson Tobacco Co., et al., Case No. 04-CA-008530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/21/04). One individual suing.

Whitney v. R.J. Reynolds, et al., Case No. 2011-CA-286J, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 01/27/11). Two individuals suing. The case is scheduled for trial starting 06/03/13.

Louisiana

Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Iberville Parish (case filed 07/25/00).  Seven individuals suing.  The case was dismissed at the trial court level as abandoned.  Plaintiff filed an appeal, and briefing is underway.

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing.

Maryland

Brown, et al. v. Liggett Group LLC, et al., Case No. 24-X-12-000555, Circuit Court, Baltimore City (case filed 05/30/12). Two individuals suing. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett joined in and adopted the Cigarette Defendants Motion to Dismiss on 08/01/12. A decision is pending.

Koch v. John Crane-Houdaille, Inc., et al., Case No. 24-X-11-000011, Circuit Court, Baltimore City (case filed 11/29/12). Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.

LaFollette, et al. v. John Crane-Houdaille, Inc., et al., Case No. 520521543, Circuit Court, Baltimore City (case filed 05/30/12). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco

company defendants, including Liggett.   Liggett joined in and adopted the Cigarette Defendants Motion to Dismiss on 08/01/12. A decision is pending.

Schnepf v. John Crane-Houdaille, Inc., et al., Case No. 24-X-10-000466, Circuit Court, Baltimore City (case filed 11/15/12). Plaintiff seeks damages allegedly caused by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  Liggett joined in and adopted the Cigarette Defendants Motion to Dismiss on 01/10/13. A decision is pending.

Stavrakis v. Liggett Group LLC, et al., Case No. 24-X-12-000490, Circuit Court, Baltimore City (case filed 06/11/12). Plaintiff is the surviving spouse of decedent Steve W. Stavrakis. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett joined in and adopted the Cigarette Defendants Motion to Dismiss on 08/01/12. A decision is pending.

Turner v. John Crane-Houdaille, Inc., et al., Case No. 24-X-12-000525, Circuit Court, Baltimore City (case filed 11/15/12). Plaintiff seeks damages allegedly caused by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  Liggett joined in and adopted the Cigarette Defendants Motion to Dismiss on 01/10/13. A decision is pending.

Wilkinson, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-12-000527, Circuit Court, Baltimore City (case filed 11/29/12). Two individuals suing. Plaintiffs are the surviving spouse and child of decedent Theodore W. Wilkinson. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing.

New York

Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing. The case was stayed by stipulation of the parties.

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant. There has been no recent activity in this case.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing.

II. CLASS ACTION CASES

A.	Smoking Related.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial for the other defendants commenced in June 2010 and ended in a mistrial. The rescheduled trial commenced on October 17, 2011 and it, too, ended in a mistrial. A new trial is scheduled for April 15, 2013.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The plaintiff alleges that Mrs. Parsons' use of tobacco products and exposure to asbestos products caused her to develop lung cancer and to become addicted to tobacco. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The class has not been certified. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of an appeal in Scott v. American Tobacco Co. The Scott case is now final. Liggett was not a party in the Scott case. There is currently no activity in the case.

B.	Price Fixing.

Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001.  In November 2010, defendants filed a motion for summary judgment. In addition to joining that summary judgment motion, Liggett filed its own summary judgment motion in June 2011. On March 23, 2012, the court granted the defendants' motions and dismissed the plaintiffs' claims with prejudice. On July 18, 2012, plaintiffs noticed an appeal.
III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.